Exhibit 15




                                       Re: Colonial Realty Limited Partnership
                                           (File No. 0-20707)
                                           Registrations on Form S-3


We are aware that our report dated May 12, 2003 on our review of interim financial information of Colonial Realty Limited Partnership for the three-month periods ended March 31, 2003 and 2002 and included in the Partnership's quarterly report on Form 10-Q for the periods then ended, is incorporated by reference in the registration statement on Form S-3 related to the Shelf Registration filed on May 25, 2000 (File No. 333-37922). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                           /s/ PricewaterhouseCoopers LLP
                                               PricewaterhouseCoopers LLP



Birmingham, Alabama
May 15, 2003